                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

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     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               NBD BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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                               NBD Bancorp, Inc.
                              611 Woodward Avenue
                            Detroit, Michigan 48226
                                                                   April 7, 1995
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
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TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of NBD Bancorp, Inc. will be held on the Staff Floor, Main Office of NBD Bank, corner of Woodward Avenue and Fort Street, in the City of Detroit, Michigan at 10:00 a.m., Detroit time, on Monday, May 15, 1995 for the following purposes:

     1. To elect Directors as set forth in the accompanying Proxy Statement;

     2. To consider and act upon a proposal for approval of performance-based, annual incentive criteria under the NBD Executive Incentive Plan to preserve NBD's tax deduction for plan awards;

     3. To consider and act upon a proposal for approval of performance-based, long-term incentive criteria under the NBD Performance Incentive Plan to preserve NBD's tax deduction for plan awards;

     4. To consider and act upon ratification of the NBD Board's selection of Deloitte & Touche LLP as NBD's independent auditors; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on March 27, 1995 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. However, whether you plan to attend or not, we urge you to sign, date and return the accompanying proxy promptly in the envelope provided (to which no postage need be affixed if mailed in the United States) in order that as many shares as possible may be represented at the Annual Meeting. If you will do so now, NBD will save on follow-up expenses.

                                            By order of the Board of Directors

                                            [SIG]

                                            DANIEL T. LIS
                                            Senior Vice President and Secretary

                               NBD Bancorp, Inc.
                              611 Woodward Avenue
                            Detroit, Michigan 48226
                                                                   April 7, 1995
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                                PROXY STATEMENT
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                              GENERAL INFORMATION

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of NBD Bancorp, Inc. ("NBD") to be used at the Annual Meeting of Stockholders of NBD to be held on Monday, May 15, 1995 at 10:00 a.m., Detroit time, and at any or all adjournments thereof. The principal executive offices of NBD are located at 611 Woodward Avenue, Detroit, Michigan 48226. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is April 7, 1995.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof.

     The entire cost of soliciting proxies will be borne by NBD. Proxies may be solicited by mail, facsimile transmission or telegraph, or by agents, directors, officers or other employees of NBD and its subsidiaries, in person or by telephone. NBD has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies at a fee of $7,000, plus fees for special services, if requested, and out-of-pocket expenses. NBD will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of NBD Common Stock.

     It is NBD's policy to keep confidential all proxies, ballots and voting tabulations that identify individual stockholders, except in the event of a contested proxy solicitation or as may be necessary to meet legal requirements. The independent inspectors of election, as well as all agents or employees of NBD who are involved in the tabulation process, are advised of and instructed to comply with this policy. The policy does not prohibit a stockholder from voluntarily disclosing his or her own vote, nor does it interfere with voluntary communications between NBD and its stockholders. Written comments on any proxy card or separate attachment will be provided to NBD by the vote tabulator without indication of the stockholder's vote.

     At the close of business on March 27, 1995, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding (exclusive of treasury shares) and entitled to vote 157,630,172 shares of $1.00 par value Common Stock, each of which is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether a quorum is present. A majority of the outstanding shares entitled to vote will constitute a quorum. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     The nominees for the Board of Directors who receive a plurality of the votes cast will be elected Directors. Stockholders who withhold authority to vote for one or more nominees will cause their shares to be excluded from the vote for those nominees but will not have the effect of voting "against" those nominees.

     Under Delaware law the approvals of the performance-based annual and long-term incentive criteria proposals require the affirmative votes of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions with regard to these proposals will have the effect of a vote "against" the proposals. Broker non-votes on these proposals reflect the withholding of the power to vote and thus are not shares "entitled to vote" and will have no effect on the approval of these proposals.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. A beneficial owner under this definition need not enjoy the economic benefit of such security. Based on Schedules 13G filed with the Securities and Exchange Commission (the "SEC"), the following are believed by NBD to be the only beneficial owners of more than five percent of the outstanding shares of NBD's Common Stock as of December 31, 1994:

                        NAME AND ADDRESS OF                   AMOUNT AND NATURE OF    PERCENT
                       THE BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP    OF CLASS
        ---------------------------------------------------   --------------------    --------
        INVESCO, PLC.......................................        10,963,217(1)        7.0%
        11 Devonshire Square
        London, England
        NBD Bancorp, Inc...................................         8,406,834(2)        5.2%
        611 Woodward Avenue
        Detroit, Michigan

(1) Various INVESCO investment advisor affiliates and their holding companies were deemed beneficial owners of the entire referenced amount based on their shared voting and investment powers.

(2) Various NBD bank affiliates were deemed beneficial owners of portions of the referenced amount based on their sole or shared voting and investment powers. These shares were held in a fiduciary capacity under numerous trust relationships, none of which represents more than five percent of NBD's outstanding shares.

                            1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with each class elected for a three-year term. At each annual meeting of stockholders, a class of Directors will be elected to succeed the class of Directors whose term of office expires at that annual meeting.

     The Board of Directors has fixed the number of Directors constituting the whole Board at twenty-one and has selected the seven nominees listed below who were recommended by the Nominating Committee for election as Class III Directors to a three-year term expiring in 1998.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed below. The proposed nominees for election as Directors are willing to be elected and serve, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee and in that event such shares will be voted for the person so selected. If a substitute nominee is not so selected, such shares will be voted for the election of the remaining nominees.

     The nominees for the Board of Directors receiving a plurality of the votes cast will be elected as Directors.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

     The following information is provided with respect to each of the nominees for election at the Annual Meeting as Class III Directors as well as each of the Class I and Class II Directors whose terms will continue after the Annual Meeting.

               CLASS III DIRECTOR NOMINEES -- TERM TO EXPIRE 1998

     TERENCE E. ADDERLEY. Age 61. President and Chief Executive Officer, Kelly Services, Inc. Director of Kelly Services, Inc. and The Detroit Edison Company. NBD Director since 1985.

     JAMES K. BAKER. Age 63. Chairman, Arvin Industries, Inc. Formerly Chairman and Chief Executive Officer, 1986-1993. Director of Amcast Industrial Corporation, Geon Company, CINergy Corp. and Tokheim Corp. NBD Director since 1992.

     THOMAS H. JEFFS II. Age 56. President and Chief Operating Officer, NBD Bancorp, Inc. and NBD Bank. Formerly Vice Chairman, 1985-1993. Director of MCN Corporation. NBD Director since 1985.

     JOHN E. LOBBIA. Age 53. Chairman and Chief Executive Officer, The Detroit Edison Company. Formerly Chairman, President and Chief Executive Officer, 1990-1994; President and Chief Operating Officer, 1988-1990. NBD Director since 1988.

     RICHARD A. MANOOGIAN. Age 58. Chairman and Chief Executive Officer, Masco Corporation and MascoTech, Inc. and Chairman, TriMas Corporation. NBD Director since 1978.

     THOMAS E. REILLY, JR. Age 55. Chairman of the Board, Reilly Industries, Inc. Director of Lilly Industries, Inc. NBD Director since February 1995.

     PETER W. STROH. Age 67. Chairman and Chief Executive Officer, The Stroh Companies, Inc. and Chairman, The Stroh Brewery Company. Formerly Chairman and Chief Executive Officer, The Stroh Brewery Company, 1982-1994. Director of Masco Corporation. NBD Director since 1973.

                     CLASS I DIRECTORS -- TERM EXPIRES 1996

     DON H. BARDEN. Age 51. Chairman and President, Barden Companies, Inc. Formerly Chairman and President, Barden Communications, Inc., 1981-1994. NBD Director since 1993.

     DR. MAUREEN A. FAY, O.P. Age 60. President, University of Detroit Mercy. Formerly President, Mercy College of Detroit, 1983-1990. NBD Director since 1985.

     CHARLES T. FISHER III. Age 65. Retired Chairman and President, NBD Bancorp, Inc. and NBD Bank, 1982-1993. Director of AMR Corporation, General Motors Corporation and JANNOCK Limited (Toronto). NBD Director since 1972.

     JOSEPH L. HUDSON, JR. Age 63. Chairman, Hudson-Webber Foundation. Formerly President and Chief Executive Officer, The Detroit Medical Center, 1985-1990. NBD Director since 1973.

     WILLIAM T. MCCORMICK, JR. Age 50. Chairman and Chief Executive Officer, CMS Energy Corporation and Chairman, Consumers Power Company. Director of Rockwell International Corporation and Schlumberger Ltd. NBD Director since 1985.

     IRVING ROSE. Age 69. Partner, Edward Rose & Sons. NBD Director since 1977.

     ORMAND J. WADE. Age 56. Retired Vice Chairman, American Information Technologies Corporation (Ameritech), 1989-1992. Director of Andrew Corp. and Illinois Tool Works, Inc. NBD Director since 1987.

                    CLASS II DIRECTORS -- TERM EXPIRES 1997

     SIEGFRIED BUSCHMANN. Age 57. Chairman and Chief Executive Officer, The Budd Company. NBD Director since 1991.

     BERNARD B. BUTCHER. Age 66. Retired Senior Consultant, The Dow Chemical Company, 1990-1993. Formerly Vice President, 1984-1990 and Director, 1985-1993. NBD Director since 1987.

     JOHN W. DAY. Age 62. Retired Executive Vice President, Allied-Signal Inc.; President, Allied-Signal International, Inc., 1989-1993. NBD Director since 1989.

     ALFRED R. GLANCY III. Age 57. Chairman, President and Chief Executive Officer, MCN Corporation and Chairman of Michigan Consolidated Gas Company. Director of MLX Corp. NBD Director since 1991.

     DENNIS J. GORMLEY. Age 55. Chairman, President and Chief Executive Officer, Federal-Mogul Corporation. Formerly President and Chief Executive Officer, 1989-1990. Director of Cooper Tire & Rubber Company. NBD Director since 1994.

     VERNE G. ISTOCK. Age 54. Chairman and Chief Executive Officer, NBD Bancorp, Inc. and NBD Bank. Formerly Vice Chairman, 1985-1993. Director of Handleman Company and Kelly Services, Inc. NBD Director since 1985.

     ROBERT C. STEMPEL. Age 61. Retired Chairman and Chief Executive Officer, General Motors Corporation, 1990-1992. Formerly President and Chief Operating Officer, 1987-1990. NBD Director from 1989 to 1991 and since 1993.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 20, 1995 the number of shares of NBD Common Stock beneficially owned by each Director nominee and each current Director whose term will continue past the Annual Meeting, by the other non-Director executive officers named in the Summary Compensation Table, and by all Directors, nominees and executive officers of NBD as a group.

                                                                        SHARES BENEFICIALLY
                                                                            OWNED(1)(2)
                                                                        -------------------
        Directors and Nominees:
        Terence E. Adderley..........................................            9,000
        James K. Baker...............................................            5,747
        Don H. Barden................................................           41,665
        Siegfried Buschmann..........................................              901
        Bernard B. Butcher...........................................           11,806
        John W. Day..................................................            3,601
        Dr. Maureen A. Fay, O.P. ....................................            1,238
        Charles T. Fisher III........................................          339,369
        Alfred R. Glancy III.........................................            2,500
        Dennis J. Gormley............................................              406
        Joseph L. Hudson, Jr. .......................................            3,971
        Verne G. Istock..............................................          222,430
        Thomas H. Jeffs II...........................................          202,430
        John E. Lobbia...............................................            2,601
        Richard A. Manoogian.........................................            7,651
        William T. McCormick, Jr. ...................................           10,901
        Thomas E. Reilly, Jr. .......................................          129,136
        Irving Rose..................................................          208,201
        Robert C. Stempel............................................            1,056
        Peter W. Stroh...............................................            2,588
        Ormand J. Wade...............................................            2,326
        Other Named Executives:
        Louis Betanzos...............................................           81,702
        Philip S. Jones..............................................           68,047
        Thomas M. Miller.............................................          236,533
        Andrew J. Paine, Jr. ........................................          178,321
        Directors, nominees and executive officers as a group (33
          persons including those above).............................        2,647,162

(1) The number of shares of NBD Common Stock owned by each such individual represents less than .35% of the shares outstanding.

(2) Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person has or shares voting power and/or investment power and shares as to which a person has a right to acquire such power within sixty days. Accordingly, the number of shares shown for certain Directors and/or executive officers includes the following: (i) shares held by the trustee under NBD's 401(k) plan; (ii) shares awarded pursuant to NBD's incentive plans, which shares are subject to forfeiture as explained under "Compensation Committee Report on Executive Compensation" herein; (iii) as to Charles T. Fisher III 113,559 shares, as to Verne G. Istock 44,830 shares, as to Thomas H. Jeffs II 47,339 shares, as to Louis Betanzos 23,431 shares, as to Philip S. Jones 16,396 shares, as to Thomas M. Miller 3,240 shares, as to Andrew J. Paine, Jr. 34,099 shares and as to the remaining executive officers as a group (8 persons) 97,719 shares which such officers have options to acquire pursuant to NBD's incentive plans; and (iv) as to Mr. Fisher 60,039 shares held in a trust of which Mr. Fisher is co-trustee and as to Mr. Reilly 119,408 shares held in trusts of which Mr. Reilly is co-trustee. The number of shares shown for all Directors, nominees and executive officers as a group includes 214,492 shares which Directors, nominees and executive officers hold as trustees or in other fiduciary capacities for another person. Of the number of shares of NBD Common Stock reported in the foregoing table, beneficial ownership is disclaimed as follows: 39,331 shares held in trust for Mr. Fisher's spouse; 810 shares held by Mr. Istock's spouse; 12,452 shares held by members of Mr. Miller's family; 9,200 shares held by Mr. Paine's spouse; 1,294 shares held by Mr. Reilly's spouse as custodian for an adult child and 21,144 shares held by family members of, or in trust for family members of, other executive officers.

SECURITY OWNERSHIP REPORTING

     Each Director and each executive officer of NBD who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the SEC, by a specified date, his or her transactions in NBD's securities. Based on corporate records and certifications received from such persons, NBD timely filed all required reports on behalf of its executive officers and Directors, except with respect to one Form 4 reporting a single purchase of 4,000 shares in December 1994 for Director Irving Rose of which NBD had timely notice but did not act. A Form 4 reporting the purchase was filed in January 1995.

MEETINGS AND COMMITTEES OF THE BOARD

     In 1994 there were a total of twelve regularly scheduled meetings of the Board of Directors. Each Director attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held in 1994 and the total number of meetings held by committees of the Board on which they served during the periods that they served in 1994.

     NBD has standing Audit, Compensation, Nominating and Public Policy Committees of the Board of Directors.

     The members of the Audit Committee, consisting of non-employee Directors, are John W. Day, Chairperson, Siegfried Buschmann, Alfred R. Glancy III, John E. Lobbia and Ormand J. Wade. The Audit Committee, which met nine times during 1994, appoints, subject to approval by the Board of Directors and ratification by the stockholders, NBD's independent auditors and approves the program of continuous internal audit and the scope of audit procedures. The Committee also reviews the accounting principles, financial reporting practices and systems of internal control adopted by management, the non-audit services performed by the independent auditors and approves the fees paid to the independent auditors.

     The members of the Compensation Committee, consisting of non-employee Directors, are Richard A. Manoogian, Chairperson, Terence E. Adderley, John E. Lobbia, William T. McCormick, Jr. and Peter W. Stroh. This Committee met three times in 1994. The Compensation Committee approves an officers' salary merit budget for the year, recommends to the Board of Directors changes in officer salaries and other executive benefits and recommends changes in the appointments of principal officers as necessary. The participants and awards under incentive plans are determined by the Compensation Committee subject to approval by the Board of Directors.

     The Nominating Committee is composed of Irving Rose, Chairperson, Joseph L. Hudson, Jr., Bernard B. Butcher, Dr. Maureen A. Fay, O.P., and Ormand J. Wade, non-employee Directors, and Verne G. Istock, Chairman and Chief Executive Officer of NBD. This Committee, which held three meetings in 1994, has been delegated authority to review on a continuing basis and to make recommendations as to size, composition and compensation of the Board of Directors, to recommend nominees for election as Directors at the Annual Meeting of Stockholders, and to recommend individuals to fill vacancies which may occur between annual meetings. This Committee also administers the Retirement Plan for Non-Employee Directors of NBD. The Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of Daniel T. Lis, Senior Vice President and Secretary, who serves as secretary to the Committee. A recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.

     The members of the Public Policy Committee, consisting of non-employee Directors, are Dr. Maureen A. Fay, O.P., Chairperson, James K. Baker, Don H. Barden, Bernard B. Butcher, Robert C. Stempel and Peter W. Stroh. This Committee, which met four times during 1994, serves as an advisor to the Board of Directors and management concerning the adoption, implementation and evaluation of policies and practices designed to maintain NBD's position as a socially responsible citizen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994 the members of the Compensation Committee, consisting of non-employee Directors, were Terence E. Adderley, John E. Lobbia, Richard A. Manoogian, William T. McCormick, Jr. and Peter W. Stroh.

Verne G. Istock, who is an NBD Director and executive officer, served during 1994 on the Board of Directors of Kelly Services, Inc., where Mr. Adderley is President and Chief Executive Officer. Also during 1994, Thomas H. Jeffs II, who is an NBD Director and executive officer, served on the Compensation Committee of MCN Corporation, where NBD Director Alfred R. Glancy III is Chairman, President and Chief Executive Officer.

     The NBD Board of Directors passed a resolution in 1992 prohibiting an employee-Director of NBD from serving on the compensation committee of an unaffiliated corporation if an employee-director of the unaffiliated corporation serves on the NBD Compensation Committee. Also, no director of NBD can serve on the NBD Compensation Committee if he or she is an employee-director of an unaffiliated corporation on whose compensation committee one or more employee-Directors of NBD serve.

     Each of the Compensation Committee members as well as the other Directors and/or the executive officers of NBD, their associates and members of their immediate families were customers of and had transactions, including loans and commitments to lend, with subsidiaries of NBD in the ordinary course of business during 1994. All such loans and commitments were made by the subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.

DIRECTOR COMPENSATION

     Employee-Directors receive no compensation for service as Directors. Non-employee Directors receive an annual retainer of $18,000 plus $1,200 for each meeting of the Board of Directors attended. They also receive $1,000 for each committee meeting attended and reimbursement for travel and other expenses related to attendance at Board and committee meetings. Non-employee Directors who serve as chairpersons of Board committees and non-employee Directors who serve as members of Board committees receive additional annual fees of $5,000 and $2,500, respectively. Non-employee Directors may elect to defer all or a portion of their retainer and meeting fees. Deferred fees earn an amount equivalent to interest at a rate equal to the ninety-day U.S. Treasury Bill rate or the rate of return on one or more of the investment funds in NBD's 401(k) plan. Beginning in 1993 after the stockholders' ratification of the Non-employee Director Stock Award Plan, non-employee Directors receive annually that number of shares of NBD Common Stock which has an aggregate fair market value on the date of grant equal to fifty percent of the annual retainer then in effect, exclusive of meeting fees or retainers for service on committees.

     Certain non-employee Directors may be eligible for benefits under NBD's Retirement Plan for Non-employee Directors. Eligibility is limited to non-employee Directors who have not earned an accrued benefit under any retirement plan sponsored by NBD or any of its subsidiaries and who have served at least five years on the Board of Directors. Benefits become payable upon attaining age 65 or upon retirement from the Board, whichever occurs later. Eligibility may be advanced in the event of retirement due to illness or disability. Eligible Directors are entitled to receive an annual benefit equal to the annual retainer fee in effect for service on the Board at the time of such Director's retirement (excluding meeting fees and retainers for service on committees), for the lesser of life or a period of ten years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NBD's executive compensation program is administered by the Compensation Committee of the Board of Directors composed entirely of the following non-employee Directors: Richard A. Manoogian, Chairperson, Terence E. Adderley, John E. Lobbia, William T. McCormick, Jr. and Peter W. Stroh. Each year the Committee recommends to the Board of Directors an officers' salary merit budget as well as changes in senior officers' salaries and other executive benefits. The participants and awards under NBD's incentive plans are determined by the Committee subject to approval by the Board of Directors.

COMPENSATION PHILOSOPHY

     NBD's executive compensation program is designed to enable NBD to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as annual variable incentive awards payable in cash for the achievement of financial performance goals established by the Committee. In addition, long-term, stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and NBD's stockholders and to motivate and reward the achievement of important long-term performance objectives of NBD. The Committee reviews the percentage relationship between an individual's base salary, annual incentive award and the value of long-term incentive awards, and strives to balance short and long-term incentive objectives and to employ prudent judgment in establishing performance criteria and in determining actual incentive payments. The Committee's philosophy is to encourage retention after vesting or exercise dates of stock issued as compensation, net of shares withheld for taxes.

     NBD's policy is to ensure the maximum tax deductibility of executive officer compensation for the benefit of its stockholders. To this end, two proposals approved at the 1994 Annual Meeting of Stockholders are being resubmitted in this Proxy Statement for stockholder approval at the 1995 Annual Meeting due to an intervening regulatory development. Both proposals are again designed to qualify NBD's executive officer cash and stock-based incentive awards as "performance-based" compensation under tax legislation enacted in 1993. In late 1994, the Internal Revenue Service amended its proposed regulations implementing the 1993 tax legislation, adding a requirement that the maximum dollar amount of any salary-based award be specifically disclosed to and approved by stockholders. The proposals approved by NBD stockholders last year contained a maximum award stated as a percentage of base salary. As a result, NBD has provided a maximum dollar amount for any individual award made pursuant to the following two proposals approved by stockholders last year: (1) performance-based, annual incentive criteria to determine the relationship between performance and the maximum amount payable each year individually and in the aggregate to the chief executive officer and the next four highest-paid executive officers (the "Covered Officers") under NBD's Executive Incentive Plan ("EIP"), and (2) performance-based, long-term incentive criteria to establish performance measurement standards and maximum performance share distributions for any of the Covered Officers under NBD's Performance Incentive Plan ("PIP"). Approval of these two proposals is necessary so that cash incentive awards earned during the five-year period from 1995 through 1999 and performance shares granted during that same period will be fully tax deductible when distributed.

     The following is a discussion of the major elements of NBD's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1994 compensation of Verne G. Istock as NBD's Chairman and Chief Executive Officer.

ANNUAL COMPENSATION

     Annual cash compensation for executive officers consists of base salaries and variable incentive awards earned under NBD's Executive Incentive Plan ("EIP"). The Committee's view has been that NBD should not encourage excessive risk by setting the target annual incentive awards too high in relation to base salaries.

     BASE SALARIES for executive officers are set at levels that are competitive with peer regional banking institutions, using salary surveys as a guide, while also recognizing individual performance. The peer banking institutions for this purpose as well as for determining NBD's relative performance for purposes of the annual and long-term incentive awards are substantially the same as the institutions comprising the Salomon Brothers Indices included in NBD's performance graph on page 11. The base salaries provide a foundation for determining pay at risk in the annual and long-term incentive awards. The Committee is responsible for recommending the annual merit salary increase budget for all officers; for 1994 the budget was 4.5%. The Committee reviewed individually the increases recommended for senior officers and decided the salary increases for them after assessing primarily the relative corporate return-on-equity performance of, supplemented by survey information from, the peer banking institutions. As reported in last year's Proxy Statement, the Committee determined in 1993 that the election of Mr. Istock to Chairman and Chief Executive Officer effective January 1, 1994 warranted a significant increase in his base salary for 1994 over 1993 in order to maintain the base salary for the Corporation's chief executive officer at a level competitive with other major regional banking institutions. The amount recommended by the Committee and approved by the Board for Mr. Istock for 1994 represented a 45% increase over the base salary paid him in 1993, and reflects the substantial increase in Mr. Istock's duties and responsibilities.

     ANNUAL INCENTIVE AWARDS for the executive officers paid from the EIP are based on the achievement of NBD's return on equity ("ROE") goals. Each year the Committee establishes a corporate ROE target for the EIP and also establishes a scale for measuring the corporate ROE against that of peer banking institutions. Individual executive officers are assigned target awards expressed as a percent of salary. Target awards are payable if NBD's ROE goal is met, after excluding any special items approved by the Committee, and if individual performance is deemed to meet NBD's high standards. No awards are payable if NBD's ROE fails to meet a threshold level established by the Committee. Maximum awards are normally set at 160% of target and are payable for NBD ROE and individual performance at or above a high standard. The EIP awards for Mr. Istock as NBD's Chairman and Chief Executive Officer as well as for Thomas H. Jeffs II as NBD's President and Chief Operating Officer are based completely on the achievement of the specified ROE result. NBD exceeded its ROE target for 1994. The Committee determined that Mr. Istock's 1994 EIP award should recognize NBD's achievement of its 1994 ROE target and the Committee recommended and the Board approved a 1994 EIP award for Mr. Istock of $435,000 (60% of base salary). Awards for other executive officers, including the four other executive officers named in the accompanying tables (collectively with Messrs. Istock and Jeffs, the "Named Executives"), are based on NBD's ROE results combined with assessment of individual officer performance.

LONG-TERM COMPENSATION

     The long-term incentive compensation for executive officers consists of stock-based awards made under NBD's Performance Incentive Plan ("PIP"). Typically two types of awards to executive officers are awarded under PIP: performance shares and stock options. As reported in last year's Proxy Statement, the Committee determined in 1993 that the election of Mr. Istock to Chairman and Chief Executive Officer and Mr. Jeffs to President and Chief Operating Officer warranted in 1994 a one-time award to each of them of an additional form of long-term compensation available under PIP, retention shares. Performance share awards are directly related to corporate performance. Stock option awards are directly related to increases in stock price. These combine to form a balanced approach to long-term compensation. Long-term incentive awards are issued in the form of stock to increase the level of the executive officers' stock ownership. The Committee believes that such officers should have sufficient holdings of NBD's Common Stock so that their decisions will appropriately foster growth in the value of NBD. Currently, Mr. Istock's beneficial ownership of NBD's Common Stock is 9.6 times his base salary.

     PERFORMANCE SHARES are awarded annually by the Committee to NBD's more senior officers using guidelines expressed as a percent of salary. A performance share is one share of NBD's Common Stock, contingently granted and earned by the achievement of certain financial performance goals for NBD. Performance share awards made to Mr. Istock and the other Named Executives during the period covered by the Summary Compensation Table are based on achieving and sustaining NBD's ROE performance equal to or better than the average for the peer banking institutions over four-year performance periods. During the performance period, the shares are issued and outstanding and the executive officer to whom the award has been made has the right to vote the shares and to receive dividends thereon. Restrictions on all or a portion of the shares are removed at the end of the performance period if NBD's average four-year ROE meets or exceeds the established ROE performance goal. If NBD's ROE falls below the minimum threshold established by the Committee, all shares are forfeited. NBD exceeded the ROE goal for the four years ended December 31, 1994, and Mr. Istock, along with the other Named Executives, received the performance shares related to that period without restriction. The value of these shares is shown in the Summary Compensation Table in the column styled "LTIP Payouts". In addition, in recognition of the elections in September, 1993, of Mr. Istock to Chairman and Chief Executive Officer and Mr. Jeffs to President and Chief Operating Officer, the Committee recommended and the Board approved in 1993 additional performance share awards to them for prior periods of 3,100 and 1,850 shares, respectively, effective January 3, 1994.

     STOCK OPTIONS are the second type of stock-based award issued to executive officers under PIP. Stock options were first granted to the senior officers in 1988, and the Committee has adopted a practice of issuing additional grants every other year since 1988 using guidelines expressed as a percent of salary. In making stock option grants, the Committee also considers the number and terms of stock options previously granted to executive officers. These grants provide the right to purchase shares of NBD's Common Stock at the fair market value on the date of grant. Each stock option grant becomes exercisable in five equal annual installments following grant and has a ten-year maximum term. The Committee also decided in 1991 to include a restoration option provision in some grants to encourage early exercise of stock options and further increase actual ownership to provide greater linkage to stockholder interests. A restoration option allows a participant who exercises the original stock option prior to the participant's retirement, and who pays all or a part of the exercise price of the stock option with shares of NBD's Common Stock held by the participant for at least six months, to receive a restoration option to purchase the number of shares of NBD's Common Stock equal to the number of whole shares used by the participant in payment of the exercise price of the original stock option. A restoration option may be exercised between the date of its grant and the date of expiration of the original stock option to which the restoration option is related, and the exercise price is not less than 100% of the fair market value of the Common Stock on the date the restoration option is granted. Mr. Istock's 1994 stock option grant was for 60,000 shares, in accordance with the Committee's grant guidelines. The total of 71,060 stock option shares shown in the Summary Compensation Table represent these 60,000 shares plus 11,060 restoration options as detailed in the Stock Option Grant Table.

     RETENTION SHARES are awarded annually by the Committee and have generally been made to less senior officers who would not have received performance share awards. These are awards of shares of NBD's Common Stock without corporate performance requirements but with the requirement of continuing employment for award periods generally of five years' duration. However, the Committee determined in 1993, as reported in last year's Proxy Statement, that the elections of Mr. Istock to Chairman and Chief Executive Officer and Mr. Jeffs to President and Chief Operating Officer in September, 1993, warranted retention share awards of 25,000 shares to each of them effective January 3, 1994 in order to assure management continuity and a smooth leadership transition.

CONCLUSION

     The Committee believes that NBD's well balanced executive compensation program is an important factor in motivating senior officers as well as fostering a focus on increasing the value of NBD's Common Stock.

Respectfully submitted.

                             COMPENSATION COMMITTEE

Richard A. Manoogian, Chairperson       Terence E. Adderley       John E. Lobbia

     William T. McCormick, Jr.                               Peter W. Stroh

                               PERFORMANCE GRAPH

     The following graph compares the performance of NBD Common Stock to the S&P 500 Index as well as the Salomon Brothers Regional Bank Composite and 50 Bank Indices, respectively, each of which includes NBD, for the five-year period ending December 31, 1994. The graph assumes that the value of an investment in NBD and each index was $100 at December 31, 1989 and that all dividends were reinvested on a quarterly basis.

                            CUMULATIVE TOTAL RETURNS
                      FIVE YEARS ENDING DECEMBER 31, 1994

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                 NBD             50 BANKS        REGIONAL        S&P 500
1989                                       100             100             100             100
1990                                       107              78              84              97
1991                                       150             125             146             126
1992                                       170             166             187             135
1993                                       160             180             195             149
1994                                       153             173             187             150

     The Salomon Brothers Regional and Superregional Bank Composite Index ("REGIONAL") currently consists of the following bank holding companies:
Wachovia Corporation, Banc One Corp., National City Corporation, Comerica Incorporated, SunTrust Banks, Inc., PNC Bank Corp., First Bank System, Inc., CoreStates Financial Corp., NBD Bancorp, Inc., BankAmerica Corporation, First Union Corporation, NationsBank Corporation, First Fidelity Bancorporation, Norwest Corporation, Wells Fargo & Company, KeyCorp, First Interstate Bancorp, Fleet Financial Group, Bank of Boston Corporation, Fifth Third Bancorp, Marshall & Ilsley Corporation, Wilmington Trust Corporation, First Security Corporation, Old Kent Financial Corporation, AmSouth Bancorporation, Boatmen's Bancshares, Inc., Bank South Corporation, MidLantic Corporation, Crestar Financial Corporation, U.S. Bancorp, Mercantile Bancorporation, Inc., First American Corporation, West One Bancorp, Signet Banking Corporation, First Tennessee National Corp., Mellon Bank Corporation, Bancorp Hawaii, Inc., First of America Bank Corp., Barnett Banks, Inc., State Street Boston Corp., Huntington Bancshares and Northern Trust Corporation. The Salomon Brothers Bank Index ("50 BANKS") includes the previously listed bank holding companies plus: Bank of New York Company, J.P. Morgan & Co. Incorporated, Chemical Banking Corp., First Chicago Corporation, Chase Manhattan Corporation, Republic New York Corporation, Bankers Trust New York Corp. and Citicorp.

                         EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the annual, long-term and other compensation paid by NBD and its subsidiaries with respect to the years 1992, 1993 and 1994 to the chief executive officer during 1994 and each of the next five most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                           ANNUAL COMPENSATION           -------------------------------
                                   ------------------------------------              SECURITIES
                                                             OTHER       RESTRICTED  UNDERLYING
                                                            ANNUAL         STOCK      OPTION      LTIP        ALL OTHER
    NAME AND PRINCIPAL             SALARY      BONUS    COMPENSATION(1)  AWARDS(2)   AWARDS(3)   PAYOUTS   COMPENSATION(4)
         POSITION           YEAR      $          $             $             $           #          $             $
- --------------------------- -----  -------   ---------  ---------------  ---------   ---------   -------   ---------------
Verne G. Istock              1994  724,135     435,000       51,698       690,625      71,060    349,650         5,942
  Chairman and Chief         1993  500,001     300,000       40,274             0      33,770    277,552         6,803
  Executive Officer          1992  487,462     325,000       41,413             0      43,429    406,902         6,634

Thomas H. Jeffs II           1994  649,423     350,000       46,816       690,625      62,997    341,845         5,942
  President and Chief        1993  500,001     300,000       40,274             0      20,342    277,552         6,803
  Operating Officer          1992  487,462     325,000       41,413             0      54,472    406,902         6,634

Thomas M. Miller(5)          1994  500,000     122,000        8,190             0           0          0        38,154
  Retired                    1993  519,231     250,000        5,670             0       8,100          0        44,870
  Vice Chairman              1992   96,154      49,771            0             0           0          0         1,100

Andrew J. Paine, Jr.(5)      1994  379,963     160,000        6,660             0      20,000          0        12,375
  Executive Vice             1993  383,847     160,000        2,430             0       6,000          0        16,870
  President                  1992   69,231      33,167            0             0           0          0         1,110

Louis Betanzos               1994  297,945     160,000       19,105             0      25,774    163,898         4,425
  Executive Vice             1993  283,501     160,000       18,671             0      17,657    122,639         6,803
  President                  1992  279,831     170,000       19,061             0      30,545    177,272         6,634

Philip S. Jones              1994  264,951     140,000       17,163             0      24,310    140,484         5,942
  Executive Vice             1993  252,001     125,000       15,710             0      12,086     90,366         6,745
  President                  1992  238,147     120,000       12,655             0      22,957    128,459         6,546

(1) Represents dividends on performance shares which are earned at the same rate as dividends on NBD's Common Stock.

(2) The values set forth in the column under the heading "Restricted stock awards" are as of January 3, 1994, the date of grant of retention share awards of 25,000 shares to each of Messrs. Istock and Jeffs. On December 31, 1994, the value of these 25,000 retention shares, which are the only restricted stock awards held by Messrs. Istock and Jeffs, was $684,375. These retention share awards vest in three equal installments at the end of 1996, 1997 and 1998. The aggregate number of shares and December 31, 1994 value of restricted stock issued in years prior to 1993 under the NBD Indiana 1990 Stock Incentive Plan to Mr. Miller were 2,720 shares valued at $74,460 and to Mr. Paine were 6,080 shares valued at $166,440. Dividends are earned on restricted stock at the same rate as dividends on NBD's Common Stock.

(3) Stock options were granted under the NBD Performance Incentive Plan every other year starting in 1988. In 1991 the restoration option feature was added to existing and future stock options. For Messrs. Istock, Jeffs, Betanzos and Jones the 1993 options consist solely of restoration options due to the exercise of prior stock options. The 1993 grants to Messrs. Miller and Paine represent awards under the NBD Indiana 1990 Stock Incentive Plan; the restoration option feature is not applicable to these grants.

(4) The entire amounts for Messrs. Istock, Jeffs, Betanzos and Jones represent NBD matching contributions to its 401(k) defined contribution plan; the 1994 amounts for Messrs. Miller and Paine represent NBD matching contributions to a 401(k) defined contribution plan of $1,154 and $3,375 and NBD payments of split-dollar life insurance premiums of $37,000 and $9,000 with respect to policies for the benefit of Messrs. Miller and Paine, respectively.

(5) Amounts reported for 1992 represent compensation earned by Messrs. Miller and Paine after the October 15, 1992 effective date of the acquisition of their prior employer by NBD. Compensation amounts for periods prior to the acquisition date are not reported in accordance with SEC rules.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                         -------------------------------------------------------------------      VALUE AT ASSUMED RATES OF
                             NUMBER OF                                                             STOCK APPRECIATION FOR
                             SECURITIES        PERCENT OF TOTAL                                        OPTION TERM(3)
                         UNDERLYING OPTIONS    OPTIONS GRANTED     EXERCISE OR                  -----------------------------
                              GRANTED          TO EMPLOYEES IN     BASE PRICE     EXPIRATION    0%        5%           10%
         NAME                   #(1)            FISCAL YEAR(2)        $/SH           DATE        $         $            $
- ----------------------   ------------------    ----------------    -----------    ----------    ---    ---------    ---------
Verne G. Istock                60,000                                31.5625      6-19-2004      0     1,190,763    3,017,509
  Chairman and Chief           *5,429                                31.5625      6-28-2000      0        57,618      130,511
  Executive Officer            *5,631                                31.5625      6-14-2002      0        83,598      199,687
                               ------                                                                  ---------    ---------
                               71,060                 7%                                               1,331,979    3,347,707
Thomas H. Jeffs II             50,000                                31.5625      6-19-2004      0       992,303    2,514,591
  President and Chief          *3,390                                29.6875      3-13-1998      0        18,035       38,232
  Operating Officer            *9,607                                29.6875      6-28-2000      0        90,945      204,543
                               ------                                                                  ---------    ---------
                               62,997                 6%                                               1,101,283    2,757,366
Thomas M. Miller                    0                 --                  --             --     --            --           --
  Retired Vice
  Chairman

Andrew J. Paine, Jr.           20,000                 2%             31.5625      6-19-2004      0       396,921    1,005,836
  Executive Vice
  President

Louis Betanzos                 20,000                                31.5625      6-19-2004      0       396,921    1,005,836
  Executive Vice               *2,887                                31.5625      6-28-2000      0        30,656       69,444
  President                    *2,887                                31.5625      6-14-2002      0        42,878      102,429
                               ------                                                                  ---------    ---------
                               25,774                 3%                                                 470,455    1,177,709
Philip S. Jones                20,000                                31.5625      6-19-2004      0       396,921    1,005,836
  Executive Vice               *1,847                                31.5625      6-28-2000      0        19,612       44,428
  President                    *2,463                                31.5625      6-14-2002      0        36,581       87,386
                               ------                                                                  ---------    ---------
                               24,310                 3%                                                 453,114    1,137,650

 * Restoration option granted equal in number to shares tendered to exercise portions of prior options.

(1) These stock option grants were issued under the terms of the NBD Performance Incentive Plan and include the restoration option provision. Original stock option grants become exercisable in 20% increments over five years; restoration options are exercisable after six months. The expiration date of a restoration option is the expiration date of the original stock option to which it relates, and the exercise price is not less than 100% of the fair market value of NBD's Common Stock on the date the restoration option is granted. These stock options include limited stock appreciation rights which are only triggered in the event of a change in control of NBD.

(2) During 1994 a total of 969,904 options were granted to employees (69,404 shares under restoration options).

(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, in the market value of NBD's Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT FISCAL              IN-THE-MONEY
                                SHARES                                    YEAR-END                  OPTIONS AT FISCAL YEAR-END
                             ACQUIRED ON        VALUE          -------------------------------    -------------------------------
                               EXERCISE        REALIZED        EXERCISABLE       UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
NAME                              #                $                #                  #               $                  $
- ----                         ------------    --------------    -----------       -------------    -----------       -------------
Verne G. Istock............      13,750            84,877         33,770             98,810           0                  42,174
  Chairman and Chief
  Executive Officer

Thomas H. Jeff II..........      20,250           215,295         34,342             90,747           0                  42,174
  President and Chief
  Operating Officer

Thomas M. Miller...........      0                0                1,620              6,480           0                  0
  Retired Vice Chairman

Andrew J. Paine, Jr........      0                0               32,899             24,800          404,812             0
  Executive Vice President

Louis Betanzos.............       7,200            44,993         17,657             40,174           0                  22,493
  Executive Vice President

Philip S. Jones............       5,250            29,667         12,086             35,560           0                  14,058
  Executive Vice President

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                                           ESTIMATED FUTURE PERFORMANCE
                                                                                          SHARE PAYOUTS UNDER NON-STOCK
                                                    NUMBER OF       PERFORMANCE OR              PRICE-BASED PLANS
                                                   PERFORMANCE    OTHER PERIOD UNTIL    ----------------------------------
                                                    SHARES(1)       MATURATION OR       THRESHOLD      TARGET      MAXIMUM
NAME                                                    #               PAYOUT              #            #            #
- ----                                               -----------    ------------------    ---------      ------      -------
Verne G. Istock.................................      15,800          1994 - 1997           0          15,800      15,800
  Chairman and Chief                                     700          1994 - 1994           0             700         700
  Executive Officer                                      700          1994 - 1995           0             700         700
                                                       1,700          1994 - 1996           0           1,700       1,700
Thomas H. Jeffs II..............................      12,000          1994 - 1997           0          12,000      12,000
  President and Chief                                    450          1994 - 1994           0             450         450
  Operating Officer                                      300          1994 - 1995           0             300         300
                                                       1,100          1994 - 1996           0           1,100       1,100
Thomas M. Miller................................           0          1994 - 1997           0               0           0
  Retired Vice Chairman

Andrew J. Paine, Jr.............................       3,500          1994 - 1997           0           3,500       3,500
  Executive Vice President

Louis Betanzos..................................       3,500          1994 - 1997           0           3,500       3,500
  Executive Vice President

Philip S. Jones.................................       3,500          1994 - 1997           0           3,500       3,500
  Executive Vice President

(1) A performance share is one share of NBD's Common Stock, contingently granted and earned by achievement of certain return-on-equity goals for NBD compared to other peer banking institutions. During the performance periods indicated above, the shares are issued and outstanding and the executive officer to whom the award has been made has the right to vote such shares and to receive dividends thereon. For a more complete discussion, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Long-Term Compensation."

EMPLOYEES' RETIREMENT PLAN

     The Employees' Retirement Plan covers salaried employees of NBD and certain affiliated companies. The plan provides for normal retirement benefits upon retirement at age 65. The normal retirement age under the plan is tied generally to the age at which a participant is entitled to receive unreduced Social Security benefits. Accordingly, the age will increase beginning in 2004 and may be subject to further change thereafter as a result of changes in applicable Social Security rules. Optional retirement at reduced benefit levels is provided for on or after attaining age 55 with at least five years of service.

     Benefits under the plan are based on years of credited service in accordance with the provisions of the plan and on average compensation for the five highest of the final ten years preceding retirement. Compensation covered by the plan is substantially identical to the annual compensation reported in the Summary Compensation Table, except that severance pay, tuition reimbursements, and items of imputed income due to employee life insurance, automobile use and the like are not covered as compensation for plan purposes. Benefits are integrated with federal Social Security benefits.

     Federal law limits the annual benefits that can be paid from any funded retirement plan that qualifies for federal tax exemption, and the amount for calendar year 1995 is $120,000. In addition, federal law limits the amount of covered compensation for purposes of calculating pension benefits. As of January 1, 1995, that maximum is $150,000. To the extent that annual benefits payable from the Retirement Plan are so limited, benefits are provided under the "Pension Restoration/Supplemental Plan for Certain Employees of NBD Bancorp, Inc." so as to provide designated employees with the benefits to which they are, except for such limitation, entitled. As of December 31, 1994 the number of years of credited service for each of the Named Executives was as follows: Verne
G. Istock -- 31; Thomas H. Jeffs II -- 32; Thomas M. Miller -- 40; Andrew J. Paine, Jr. -- 34; Louis Betanzos -- 30; and Philip S. Jones -- 27.

     Annual pension amounts shown in the following table are straight life annuities and are inclusive of amounts payable under the Pension
Restoration/Supplemental Plan, but do not reflect the offset of the applicable portion of Social Security benefits determined under the law in effect as of January 1, 1995 for an employee then age 65.

    COMPENSATION                                                   YEARS OF SERVICE
   (5 YEAR AVERAGE        ---------------------------------------------------------------------------------------------------
PRECEDING RETIREMENT)              15                        20                        25                        30
- ---------------------          ----------                ----------                ----------                ----------
     $   250,000                $        60,000           $        80,000           $       100,000           $       120,000
         500,000                        120,000                   160,000                   200,000                   240,000
         750,000                        180,000                   240,000                   300,000                   360,000
       1,000,000                        240,000                   320,000                   400,000                   480,000
       1,250,000                        300,000                   400,000                   500,000                   600,000
       1,500,000                        360,000                   480,000                   600,000                   720,000
       1,750,000                        420,000                   560,000                   700,000                   840,000

    COMPENSATION                        YEARS OF SERVICE
   (5 YEAR AVERAGE       ---------------------------------------------
PRECEDING RETIREMENT)           35                        40
- ---------------------       ----------                -----------
     $   250,000             $       140,000          $        160,000
         500,000                     280,000                   320,000
         750,000                     420,000                   480,000
       1,000,000                     560,000                   640,000
       1,250,000                     700,000                   800,000
       1,500,000                     840,000                   960,000
       1,750,000                     980,000                 1,120,000

SEVERANCE ARRANGEMENTS

     NBD has adopted a severance pay plan that provides for the payment of certain benefits in the event a covered employee is involuntarily terminated other than for cause within a two-year period following a "change in control" of NBD (as defined in the plan). The plan covers approximately 14,000 full-time salaried employees who have completed 12 months of employment with NBD. In the event of such involuntary termination of employment, covered employees will be entitled to receive an amount equal to one week of compensation for each full year of employment with NBD with a minimum of four weeks and a maximum of 26 weeks of compensation payable. Continuation of regular base salary payments and health and life benefit coverages for certain periods of time as stated in the plan (6 or 12 months guaranteed and 3, 6 or 12 additional months in the event new employment has not been secured) is provided for officers based upon their salary grades. In no event will an employee receive a benefit greater than two years of compensation and benefit coverage.

     The severance pay plan does not cover certain of the Named Executives and NBD has entered into separation agreements with these Named Executives. These agreements provide that in the event of the officer's termination of employment under certain circumstances following a "change in control" of NBD (as defined in the agreements), the individual will be entitled to severance benefits. These benefits include a payment of two times the officer's annual salary and the most recent incentive payment in effect on the date of such termination, and further provides for continuation of health and death benefits for a 36-month period after termination and up to two years of credited service for purposes of calculating the officer's retirement benefits. Each agreement provides for annual extension at the discretion of the Board of Directors following an initial term, and continues for two years following a change in control. The circumstances under which severance benefits will be payable are a termination by the officer for good reason or by NBD other than for cause at any time within two years following a change in control.

     One of the Named Executives is covered by a change-in-control agreement which became effective with and was assumed in NBD's acquisition of his prior employer. This agreement provides that in the event of the officer's termination of employment under certain circumstances within three years of the acquisition, the officer will be entitled to certain benefits. These benefits include a payment of three times the average of such officer's compensation (including salary and bonus) for the five tax years immediately preceding the acquisition. In addition, NBD would be required to continue to provide certain life, health and other welfare benefits to such terminated officer as well as to allow participation and benefit accruals in NBD's retirement and 401(k) plans for a period up to three years following termination. The circumstances under which these benefits will be payable are a termination by the officer for good reason or by NBD other than for cause at any time within the three-year period following acquisition. No payments have been made to the Named Executive under this agreement.

 2. PROPOSAL FOR APPROVAL OF PERFORMANCE-BASED, ANNUAL INCENTIVE CRITERIA UNDER THE NBD EXECUTIVE INCENTIVE PLAN TO PRESERVE NBD'S TAX DEDUCTION FOR PLAN AWARDS

     BACKGROUND FOR PROPOSAL. Tax legislation enacted in 1993 provides a limit of $1 million per year on the tax deductibility of compensation paid to the chief executive officer and the next four highest paid executive officers unless such compensation is "performance-based," in which case it can be deducted without limit. Recently published Internal Revenue Service regulations clarified the requirement that performance-based criteria tied to a percentage of base salary, such as the criteria used by NBD, contain a maximum dollar amount that could be paid annually to any such officer. The proposal approved by the NBD stockholders at the 1994 Annual Meeting did not contain a maximum award stated as a specific dollar amount. For this reason, this proposal is being resubmitted to stockholders in its entirety, but with the maximum award stated as a specific dollar amount.

     CURRENT EIP. The Executive Incentive Plan ("EIP") is an annual cash award plan designed to provide incentive to certain senior officers of NBD and its affiliates based upon such officers' contributions to NBD's growth and profitability from year to year. Awards pursuant to the EIP are made only to those officers whose services have a substantial effect on the management, growth, development and success of NBD, as determined by the Compensation Committee subject to approval by the Board of Directors. No award is granted for a fiscal year to any person who terminates employment during that year for any reason other than death, total and permanent disability or retirement. For 1994 the Committee made awards under the EIP to 200 officers.

     No award may be granted pursuant to the EIP with respect to any fiscal year during which the per share cash dividend paid on NBD's Common Stock is less than the per share cash dividend (adjusted for stock splits and stock dividends) paid during the immediately preceding fiscal year. Further, awards under the EIP and awards under the Corporation's Key Officer Incentive Plan when added together for any fiscal year may not exceed an amount that would reduce the consolidated Net Income of the Corporation to less than 8% of the Stockholders' Equity of the Corporation at the beginning of such fiscal year. Finally, the aggregate of all awards under the EIP with respect to any fiscal year may not exceed an amount equal to 3% of the consolidated Net Income of the Corporation for that year, excluding items of extraordinary gain or loss and the income tax effects thereof.

     Awards under the EIP for the year ended December 31, 1994 to the Named Executives are listed on the Summary Compensation Table on page 12 in the column captioned "Bonus". Awards under the EIP to all executive officers as a group and to all participating employees (excluding the executive officers) as a group for the year ended December 31, 1994, were $1,950,000 and $7,007,400, respectively.

     PERFORMANCE-BASED ANNUAL INCENTIVE CRITERIA. The proposed performance-based annual incentive criteria under the EIP for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) will be based upon NBD's return on equity ("ROE") for the year in relation to an ROE goal set by the Committee at the start of each year and a comparison of NBD's ROE to average ROE at peer banking institutions (the "performance measure").

     TARGET AND MAXIMUM AWARD. Each participating officer is assigned a target award at the start of each year, as a percent of base salary, which will be payable if the ROE goal is achieved. The highest level of target award allowable under the criteria is 65% of salary. Actual awards are a function of NBD's ROE for the year in relation to its goal, adjusted by a factor for NBD's ROE in comparison to peer financial institutions. If actual ROE is below the goal, individual awards will be less than the target, down to an ROE threshold below which no awards are earned. If actual ROE is above the goal, individual awards will be more than the target, up to a maximum award of 100% of the salary stated in NBD's proxy statement for that year, not to exceed $1.5 million (the "maximum award"). The Committee retains the right in its discretion to reduce an officer's award if it believes that individual performance does not warrant the original award calculated in relation to ROE performance.

     DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Shareholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in NBD's audited financial statements for the year, before securities transactions and before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of applying the performance-based annual incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Shareholders' Equity" is NBD's total stockholders' equity on its consolidated balance sheet at the end of the preceding year. ROE for 1994, according to this definition, was 16.86%.

     TERM OF CRITERIA. The term of the performance-based annual incentive criteria under the EIP, assuming approval by stockholders, will be five years, 1995 through 1999, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable would be subject to stockholder approval.

     RELATIONSHIP TO EIP. If the proposal for the performance-based annual incentive criteria is not approved by stockholders, the Executive Incentive Plan under which the performance-based annual incentive awards are paid would remain in effect under Board authority. The Board would retain authority to develop and implement alternate means of compensating executive officers, including the chief executive officer and the next four highest paid executive officers, for performance.

     REQUIRED VOTE. The affirmative vote of holders of a majority of NBD's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting will be necessary to approve the performance-based, annual incentive criteria.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PERFORMANCE-BASED, ANNUAL INCENTIVE CRITERIA.

            3. PROPOSAL FOR APPROVAL OF PERFORMANCE-BASED, LONG-TERM
          INCENTIVE CRITERIA UNDER THE NBD PERFORMANCE INCENTIVE PLAN
                TO PRESERVE NBD'S TAX DEDUCTION FOR PLAN AWARDS

     BACKGROUND FOR PROPOSAL. Tax legislation enacted in 1993 provides a limit of $1 million per year on the tax deductibility of compensation paid to the chief executive officer and the next four highest paid executive officers unless such compensation is "performance-based," in which case it can be deducted without limit.

Recently published Internal Revenue Service regulations clarified the requirement that performance-based criteria tied to a percentage of base salary, such as the criteria used by NBD, contain a maximum dollar amount that could be paid annually to any such officer. The proposal approved by the NBD stockholders at the 1994 Annual Meeting did not contain a maximum award stated as a specific dollar amount. For this reason, this proposal is being resubmitted to stockholders in its entirety, but with the maximum award stated as a specific dollar amount.

     CURRENT PIP. The Performance Incentive Plan is designed to provide incentive compensation based upon eligible officers' contributions to NBD's long-term growth and profitability and to assist NBD in attracting and retaining key officers and in motivating their activities to realize NBD's long-term financial objectives.

     Participation in PIP is limited to those officers designated each year by the Committee, which is empowered to establish two groups of award recipients. The first group is selected from among the more senior officers. The Committee is authorized to award to this group performance shares and/or share units. A performance share is one share of NBD's Common Stock, and a share unit is an amount in cash equal to the market value of one share of NBD's Common Stock as of the date of distribution of the award. Awards to the first group of officers are tied to the achievement of certain financial performance goals for NBD (which may include comparison to peer financial institutions) set by the Committee over performance periods of at least one year and up to five years in duration. During 1994 the Committee made performance share awards under PIP to 56 officers.

     The second group of officers who may receive awards under PIP includes officers designated by the Committee excluding (except by special Committee action) those senior officers eligible as part of the first group. The second group of officers may be awarded shares of NBD's Common Stock and/or share units without corporate performance requirements, for award periods of not less than twelve months from the date of award ("retention shares"). During 1994 the Committee made retention share awards under PIP to 563 officers.

     Awards of performance shares or share units are made at the beginning of a performance or award period. During the performance or award period, the shares are issued and outstanding and the person to whom the award has been made has the right to vote such shares and to receive dividends thereon. During such period amounts equal to dividends declared on one share of Common Stock are payable to a participant who has been awarded a share unit. Distribution of awards is made shortly after the last day of the applicable award or performance period.

     PIP also permits the grant of stock options and/or stock appreciation rights to the same officer groups. Such grants may be in addition to awards made to officers in the two groups described above. Grants may but are not required to be made in the form of stock options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     The term of each option is determined by the Committee, except that the term of an incentive stock option will not exceed ten years from the date of grant. No option is exercisable prior to the expiration of the first year of its term. The Committee determines at the time of grant whether the option is exercisable in full or in cumulative installments. Except in the event of certain terminations of employment or death, no option may be exercised unless the holder thereof is then an employee who has remained in the continuous employ of the Corporation or any of its affiliates for one year from the date of its grant. The option price set by the Committee is not less than 100% of the fair market value of the Common Stock on the date the option is granted.

     Under the terms of PIP, each year the number of shares of Common Stock of the Corporation (including performance shares) and share units that may be awarded and/or granted subject to option and/or appreciation rights shall not exceed 5% of the aggregate outstanding shares of Common Stock of the Corporation on January 1 of that year less the number of shares and share units awarded or subject to options and/or appreciation rights granted during the immediately preceding four calendar year period. Of this aggregate number, no more than 1,000,000 shares of Common Stock are available for the grant of incentive stock options.

     Performance shares awarded to the Named Executives during 1994 are detailed in the table captioned "Long-Term Incentive Plans -- Awards in Last Fiscal Year" on page 14. Retention shares awarded to the Named Executives during 1994 are detailed in the table captioned "Summary Compensation Table" on page 12 under the heading "Restricted Stock Awards." The number of performance shares and/or retention shares awarded pursuant to PIP for the year ended December 31, 1994, to all executive officers as a group and to all participating employees (excluding the executive officers) as a group were 113,275 and 328,535, respectively.

     Stock options with respect to NBD's Common Stock were awarded under PIP in 1988, 1990, 1992 and 1994. Such options awarded to the Named Executives during 1994 are detailed in the table captioned "Stock Option Grants In Last Fiscal Year" on page 13. The number of options awarded during 1994 to all executive officers as a group and to all employees (excluding the executive officers) as a group were 315,105 and 654,799, respectively. The average per share exercise price for each option is $31.52 per share. Option exercise prices are based on the market price per share of NBD's Common Stock on the date of the option grant.

     PERFORMANCE-BASED LONG-TERM INCENTIVE CRITERIA. The proposed performance-based long-term incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) will provide for annual grants of performance shares, starting in 1995, that will be earned out 0-100% at the end of a four-year performance period based on NBD's average return on equity ("ROE") in comparison to average ROE during the period at peer banking institutions selected by the Committee (the "performance measure").

     TARGET AND MAXIMUM AWARDS. Each participating officer is assigned a target award at the start of each performance period stated as a percent of salary. The highest level of target award, currently assigned to the chief executive officer, is 65% of salary. Under the proposed criteria, the Committee will be able to grant a maximum target award of 100% of the salary stated in NBD's proxy statement for the first year of the performance period, not to exceed $1.5 million. The percentage target award is multiplied by the participant's salary and divided by the fair market value of a share of NBD's Common Stock at the start of each performance period to determine a target number of performance shares. Performance shares pay dividends(1) and have voting rights during the performance period. If average ROE during the performance period is at or above the goal, the target number of performance shares is earned. The target number of shares is also the maximum number of shares (the "maximum award"). If ROE performance is below the goal, individual awards are less than the target, down to an ROE threshold below which all performance shares are forfeited.

     DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Shareholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in NBD's audited financial statements for the year, before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of applying the performance-based long-term incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Shareholders' Equity" is NBD's average total stockholders' equity on its consolidated balance sheet for the preceding year.

     TERM OF CRITERIA. The term of the performance-based, long-term incentive criteria under PIP, assuming approval by stockholders, will be five years, 1995 through 1999, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable would be subject to stockholder approval.

     RELATIONSHIP TO PIP. If the proposal for the performance-based long-term incentive criteria is not approved by stockholders, the Performance Incentive Plan under which the performance-based long-term incentive grants are made would remain in effect under Board authority. The Board would retain authority to develop and implement alternate means of compensating executive officers, including the chief executive officer and the next four highest paid executive officers, for long-term performance.

     REQUIRED VOTE. The affirmative vote of holders of a majority of NBD's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting will be necessary to approve the performance-based, long-term incentive criteria.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PERFORMANCE-BASED, LONG-TERM INCENTIVE CRITERIA.

- ---------------

(1) Note: cash dividends on performance shares will not be deductible to the extent they, in combination with other non-exempted payment, exceed $1 million a year.

                      4. SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, selected Deloitte & Touche LLP as NBD's principal independent auditors for the year ending December 31, 1995, subject to ratification by the holders of a majority of the votes cast. If the appointment is not ratified, the Board of Directors will appoint another firm as NBD's independent auditors for the year ending December 31, 1995.

     Representatives of Deloitte & Touche LLP plan to attend the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                               5. OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for vote at the Annual Meeting. If any other business should be presented upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                             STOCKHOLDER PROPOSALS

     Pursuant to applicable rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by Daniel T. Lis, Secretary of NBD, at the principal executive offices of NBD on or before December 11, 1995.

                                          By order of the Board of Directors

                                          [SIG]

                                          DANIEL T. LIS
                                          Senior Vice President and Secretary

[NBD LOGO]














                                                                  [RECYCLE LOGO]

 /X/ PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                        WITH-     FOR ALL
                                 FOR    HOLD      EXCEPT
                                                                  The Board of Directors proposes and recommends a vote "For"
1.)  Election of Directors      / /     / /       / /             Items 1-4.
                                                                                                               FOR  AGAINST ABSTAIN
     TERENCE E. ADDERLEY      RICHARD A. MANOOGIAN                2.)  To consider and approve performance-    / /    / /     / /
     JAMES K. BAKER           THOMAS E. REILLY, JR.                    based annual incentive criteria under
     THOMAS H. JEFFS II       PETER W. STROH                           the NBD Executive Incentive Plan.
     JOHN E. LOBBIA
                                                                  3.)  To consider and approve performance-    / /    / /     / /
     If you do not wish to direct the voting of your shares            based long-term incentive criteria
     "For" a particular nominee, mark the "For All Except"             under the NBD Performance Incentive
     box and strike a line through the nominee's name.                Plan.
     Your shares will be voted for the remaining nominees.
                                                                  4.)  To consider and ratify the selection    / /    / /     / /
       RECORD DATE SHARES:                                             of independent auditors.

                                                                  5.)  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual
                                                                       Meeting.






Please be sure to sign and date this proxy.    Date_______________     Mark box at right if comments or address change have   / /
                                                                       been noted on reverse side.

    Participant sign here________________________________________
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DETACH CARD


[NBD LOGO]                                                                                                   April 7, 1995

To The Owners of NBD Bancorp, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Monday, May 15, 1995 at the Main Office of NBD Bank, 611 Woodward Avenue, Detroit, Michigan, commencing at 10:00 a.m., Detroit time.

Please take note of the important information enclosed with this proxy ballot.  At the Annual Meeting, you are being asked to elect
Directors, approve performance-based incentive criteria under NBD's annual and long-term incentive plans, and ratify the selection of NBD's independent auditors. These matters are fully set forth in the accompanying Notice of Annual Meeting and Proxy Statement.
A combined copy of NBD's Annual Report and Form 10-K for the year 1994 has previously been provided to you.

Your vote counts.  It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend.  Please mark the boxes on the above proxy card to indicate how your shares shall be voted.  Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your interest and participation in NBD's affairs are appreciated and we welcome your comments, which may be made on the reverse side of the proxy.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/
Chairman and Chief Executive Officer

- ------------------------------------------------------------------------------------------------------------------------------------

                                                         NBD BANCORP, INC.

I hereby appoint Monica M. Barbour and Richard J. McCullen, and each of them is hereby appointed, Proxy, with full power of substitution, to vote at NBD's Annual Meeting of Stockholders on May 15, 1995 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Annual Meeting and the Proxy Statement, receipt of which is acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THE PROXIES ARE AUTHORIZED TO VOTE MY SHARES IN ACCORDANCE
WITH THE DIRECTION ON THIS CARD.  IF I HAVE NOT INDICATED A CHOICE ON THIS CARD, THE PROXIES MAY VOTE MY SHARES "FOR" THE
ELECTION OF DIRECTORS AND ALL PROPOSALS.

                           PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


HAS YOUR ADDRESS CHANGED?                                               DO YOU HAVE ANY COMMENTS?

____________________________________________________                    ____________________________________________________

____________________________________________________                    ____________________________________________________

____________________________________________________                    ____________________________________________________

 /X/ PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                        WITH-     FOR ALL
                                 FOR    HOLD      EXCEPT
                                                                  The Board of Directors proposes and recommends a vote "For"
1.)  Election of Directors      / /     / /       / /             Items 1-4.
                                                                                                               FOR  AGAINST ABSTAIN
     TERENCE E. ADDERLEY      RICHARD A. MANOOGIAN                2.)  To consider and approve performance-    / /    / /     / /
     JAMES K. BAKER           THOMAS E. REILLY, JR.                    based annual incentive criteria under
     THOMAS H. JEFFS II       PETER W. STROH                           the NBD Executive Incentive Plan.
     JOHN E. LOBBIA
                                                                  3.)  To consider and approve performance-    / /    / /     / /
     If you do not wish to direct the voting of your shares            based long-term incentive criteria
     "For" a particular nominee, mark the "For All Except"             under the NBD Performance Incentive
     box and strike a line through the nominee's name.                 Plan.
     Your shares will be voted for the remaining nominees.
                                                                  4.)  To consider and ratify the selection    / /    / /     / /
       RECORD DATE SHARES:                                             of independent auditors.

                                                                  5.)  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual
                                                                       Meeting.



Please be sure to sign and date this proxy.    Date_______________     Mark box at right if comments or address change have   / /
                                                                       been noted on reverse side.

   Stockholder sign here________________Co-owner sign here________
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DETACH CARD

[NBD LOGO]                                                                                                   April 7, 1995

To The Owners of NBD Bancorp, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Monday, May 15, 1995 at the Main Office of NBD Bank, 611 Woodward Avenue, Detroit, Michigan, commencing at 10:00 a.m., Detroit time.

Please take note of the important information enclosed with this proxy ballot.  At the Annual Meeting, you are being asked to elect
Directors, approve performance-based incentive criteria under NBD's annual and long-term incentive plans, and ratify the selection of NBD's independent auditors. These matters are fully set forth in the accompanying Notice of Annual Meeting and Proxy Statement.
A combined copy of NBD's Annual Report and Form 10-K for the year 1994 has previously been provided to you.

Your vote counts.  It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend.  Please mark the boxes on the above proxy card to indicate how your shares shall be voted.  Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your interest and participation in NBD's affairs are appreciated and we welcome your comments, which may be made on the reverse side of the proxy.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/
Chairman and Chief Executive Officer

- ------------------------------------------------------------------------------------------------------------------------------------

                                                         NBD BANCORP, INC.

I (we) hereby appoint Monica M. Barbour and Richard J. McCullen, and each of  them is hereby appointed, Proxy, with full power of substitution, to vote at NBD's Annual Meeting of Stockholders on May 15, 1995 and any adjournments or  postponements thereof, on matters which may properly come before the Annual  Meeting, in accordance with and as more fully described in the Notice of
Annual Meeting and the Proxy Statement, receipt of which is acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THE PROXIES ARE AUTHORIZED TO VOTE MY SHARES IN ACCORDANCE
WITH THE DIRECTION ON THIS CARD.  IF I HAVE NOT INDICATED A CHOICE ON THIS CARD, THE PROXIES MAY VOTE MY SHARES "FOR" THE
ELECTION OF DIRECTORS AND ALL PROPOSALS.

                           PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears hereon.  Joint owners should each sign.  When signing as attorney, personal representative, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, partnership or similar entity, the signature should be that of an authorized officer, indicating capacity.

HAS YOUR ADDRESS CHANGED?                                               DO YOU HAVE ANY COMMENTS?

____________________________________________________                    ____________________________________________________

____________________________________________________                    ____________________________________________________

____________________________________________________                    ____________________________________________________

               SUPPLEMENTAL DOCUMENTATION REQUIRED PURSUANT TO
                     SCHEDULE 14A ITEM 10 INSTRUCTION 3.

                               NBD BANCORP, INC.
                            EXECUTIVE INCENTIVE PLAN
                          (As Amended March 21, 1994)


Section 1 - Purpose

                 The NBD BANCORP, INC. EXECUTIVE INCENTIVE PLAN (hereinafter called the "Plan") is a plan to provide incentive compensation to senior officers and other key employees (hereinafter together called "officers" or "senior officers") of NBD Bancorp, Inc. (hereinafter called the "Corporation") and of its affiliated corporations (hereinafter, including the Corporation, called "participating affiliates"), based upon such officers' individual contributions to the overall growth and profitability of the Corporation from year to year, for the purpose of assisting the Corporation in attracting and retaining as officers individuals of superior ability and in motivating their activities on behalf of the Corporation. For purposes of the Plan, affiliated corporations shall include only those corporations a majority of the outstanding voting capital stock of which is directly or indirectly owned or controlled by the Corporation.


Section 2 - Effective Date

                 The Plan shall be effective as of January 1, 1983.


Section 3 - Administration

                 The Compensation Committee of the Board of Directors of the Corporation (the "Committee"), the members of which shall be "disinterested persons" under Rule 16b-3 of the Securities and Exchange Commission (or any successor regulation issued under federal securities laws) and ineligible to participate in the Plan, shall be responsible for the general operation and administration of the Plan and shall have the authority to interpret the Plan and to adopt administrative rules and regulations governing its operation. The Committee may delegate the performance of administrative functions to the Secretary of the Committee.


Section 4 - Participation

                 Participation in the Plan shall be limited to those officers of the participating affiliates designated by the Committee from among the more senior officers of the Corporation and its participating affiliates to participate in the Plan for each fiscal year. For officers who are "covered employees" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations, the Committee shall administer this Plan in accordance with the provisions of Appendix A.


Section 5 - Incentive Compensation Awards

                 (a) The Committee shall determine the amount of each incentive compensation award to be granted under the terms of the Plan for each fiscal year and, upon the approval by the Board of Directors of the Corporation of the individual awards, if any, for such fiscal year made to the executive officers and of the total of all awards for such fiscal year made to all other officers, the determination of the Committee as to each such award shall become final.

                 (b) Each incentive compensation award shall be paid to a participant in the Plan entitled thereto in cash. A participant may elect to defer the payment of any part or all of the participant's incentive compensation award until a future date specified by the participant. A participant's election to defer payment of the participant's incentive compensation award shall be made in writing and delivered to the Committee in such form and manner as is approved for that purpose by the Committee. The Committee shall provide for the payment of interest on the deferred portion of a participant's incentive compensation award at such rates and at such times as it shall determine. If a participant dies while in the employ of a participating affiliate but prior to receipt of the participant's award, the award, if any, and the interest due thereon, if any, shall be paid in cash to the participant's designated beneficiary, or, in the absence of a beneficiary designation, to the participant's estate. Payment of all awards shall be made, unless otherwise elected by the participant, as soon as practicable following the close of the fiscal year for which they are granted.

                 (c) No incentive compensation award shall be granted for a fiscal year to any participant in the Plan who terminates employment with a participating affiliate during such fiscal year for any reason other than death, total and permanent disability, or retirement at normal retirement age or, with the consent of the participating affiliate with which he or she is employed, at early retirement age under a retirement plan maintained by the participating affiliate. For this purpose, a participant who transfers employment between participating affiliates shall not be considered to have terminated the participant's employment.


Section 6 - Limitations on Incentive Compensation Awards

                 (a) In no event shall any incentive compensation award be granted hereunder with respect to any fiscal year during which the per share cash dividend paid to its shareholders by the Corporation on its common capital stock is less than the per share cash dividend so paid for the immediately preceding fiscal year.

                 (b) The aggregate of all incentive compensation awards under the Plan granted to participants in the Plan with respect to any fiscal year shall not exceed an amount equal to three percent (3%) of the consolidated net income of the Corporation for such year. "Consolidated Net Income" for purposes of this subparagraph (b) for a fiscal year shall mean the consolidated net income of the Corporation (excluding for purposes of this Plan items of extraordinary gain or loss as determined by the Committee and the income tax affects thereof).

                 (c) The aggregate of all incentive compensation awards under the Plan and under the Key Officer Incentive Plan with respect to any fiscal year shall not exceed an amount that would reduce the consolidated net income of the Corporation for such year to less than eight percent (8%) of the shareholders' equity of the Corporation as of the beginning of that fiscal year as reported to its shareholders in its consolidated financial statements.


Section 7 - General

                 (a) Neither the establishment of the Plan nor any provisions of the Plan or modifications thereof shall be held or construed as giving any participant in the Plan the right to an award under the Plan or the right to be retained in the service of any participating affiliate and each participating affiliate expressly reserves its right to discharge any such participant whenever the interests of such participating affiliate may so require.

                 (b) Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) all awards for the fiscal year in which such Change in Control occurs shall become immediately distributable to the participants entitled thereto. Distribution of all such awards shall be made immediately prior to the date of the Change in Control. In addition, the Corporation shall reimburse a participant for legal fees and expenses incurred by such participant in successfully seeking to obtain or enforce any right to the distribution of an award provided under this Section 7(b) and in the event that it shall be determined that such participant is entitled to a distribution hereunder, such participant shall also be entitled to interest thereon payable to such participant in an amount equivalent to the prime rate of interest of NBD Bank, N.A. from time to time during the period from the date such award should have been distributed to the date of payment. For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than thirty percent (30%) of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Corporation's Board of Directors; or (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the adoption of this Section 7(b)) Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of subsection
(ii) of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four (24) month period were members of the Corporation's Board and "New Directors" shall mean any director of the Corporation whose election by the Corporation's Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the Corporation's Directors then still in office who were Present Directors or New Directors. Notwithstanding any other provisions of the Plan, the provisions of this Section 7(b) may not be amended after the date a Change in Control occurs without the written consent of a majority in number of participants.


Section 8- Amendment, Suspension and Termination

                 The Board of Directors of the Corporation reserves the right at any time to amend, suspend, or terminate the Plan.

                               NBD BANCORP, INC.

                            EXECUTIVE INCENTIVE PLAN


                                   Appendix A

                 The following provisions have been disclosed to and submitted for approval to the stockholders of the Corporation at the Annual Meeting to be held on May 15, 1995:

                 The performance-based annual incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) are based upon the Corporation's return on equity ("ROE") for the year in relation to an ROE goal set by the Committee at the start of each year and a comparison of NBD's ROE to average ROE at peer financial institutions (the "performance measure").

                 TARGET AND MAXIMUM AWARD.   Each participating officer is
assigned a target award at the start of each year, as a percent of base salary, which will be payable if the ROE goal is achieved. The highest level of target award allowable under the criteria is 65% of salary. Actual awards are a function of NBD's ROE for the year in relation to its goal, adjusted by a factor for NBD's ROE in comparison to peer financial institutions. If actual ROE is below the goal, individual awards will be less than the target, down to an ROE threshold below which no awards are earned. If actual ROE is above the goal, individual awards will be more than the target, up to a maximum award of 100% of the salary stated in the Corporation's Proxy Statement for that year, not to exceed $1.5 million (the "maximum award"). The Committee retains the right in its discretion to reduce an officer's award if it believes that individual performance does not warrant the original award calculated in relation to ROE performance.

                 DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Shareholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in the Corporation's audited financial statements for the year, before securities transactions and before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Committee retains the right in its discretion to reduce Net Income for purposes of applying the performance-based annual incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Shareholders' Equity" is the Corporation's total shareholders' equity on its consolidated balance sheet at the end of the preceding year.

                 TERM OF CRITERIA. The term of the performance-based annual incentive criteria is five years, 1995 through 1999, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable is subject to stockholder approval.

                               NBD BANCORP, INC.

                           PERFORMANCE INCENTIVE PLAN

                          (As Amended March 21, 1994)


Section 1 - Purpose

     The NBD BANCORP, INC. PERFORMANCE INCENTIVE PLAN (hereinafter called the "Plan") is a plan to provide long term incentive compensation to certain current and former key officers and employees of NBD Bancorp, Inc. (hereinafter called the "Corporation") and of its affiliated entities (hereinafter, including the Corporation, called "participating affiliates") based upon such officers' and employees' individual contributions to the long term growth and profitability of the Corporation, in order to encourage their identity with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of the officers and employees selected for participation in the Plan will have a significant impact on the results of the Corporation's operations in future years, the Plan is intended to assist the Corporation in attracting and retaining as officers and employees individuals of superior ability and in motivating their activities on behalf of the Corporation.


Section 2 - Definitions

     (a) The term "affiliated entities" shall mean those corporations and partnerships in which the Corporation owns directly or indirectly a significant equity interest as defined under generally accepted accounting principles.

     (b) The term "Code" shall mean the Internal Revenue Code of 1986, as the same may be from time to time amended.

     (c) The term "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation, the members of which shall be "disinterested persons" under Rule 16b-3 of the Securities and Exchange Commission (or any successor regulation issued under federal securities laws) and shall be ineligible to participate in the Plan.

     (d) The term "company stock" shall mean shares of the common capital stock of the Corporation available for award or awarded, or subject to options or rights granted, under the Plan.

     (e) The term "market value" shall mean for a share of company stock as of any date the mean between the highest and lowest sale prices for the company stock as reflected in the New York Stock Exchange Composite Transactions Quotations for that date, or if there is no sale on such date, then on the next preceding date on which a sale has occurred.

     (f) The term "options" shall mean collectively the incentive stock options and the non-qualified options available for grant or granted under Section 10 of the Plan.

     (g) The term "optionee" means any person to whom an option or right has been granted or who becomes a holder of an option or right under Section 10 of the Plan.

     (h) The term "performance share" shall mean one share of company stock available for award or awarded under Section 8 of the Plan.

     (i) The term "rights" shall mean the stock appreciation rights available for grant or granted in connection with options under Section 10 of the Plan.

     (j) The term "share unit" shall mean a unit available for award under the Plan having a cash value upon distribution equal to the market value of one share of company stock on the distribution date.


Section 3 - Effective Date and Duration

     Subject to the approval of the Plan by the shareholders of the Corporation, the Plan shall be generally effective as of January 1, 1988. The Plan shall continue until it is terminated by the Board of Directors as provided in Section 12.


Section 4 - Administration

     The Committee shall be responsible for the general operation and administration of the Plan and shall have the authority to interpret the Plan and to adopt administrative rules and regulations governing its operation. The Committee may delegate the performance of administrative functions to the Secretary of the Committee.


Section 5 - Participation, Stock Awards and Option Grants

     (a) Each year, the Committee shall designate as participants in the Plan those officers and employees of the participating affiliates and those former officers and employees who have a consulting arrangement with the Corporation whom the Committee determines to have significant responsibility for the success and future growth and profitability of the Corporation.

     (b) Each year, the Committee may award shares of company stock, performance shares, share units, and/or may grant stock options that qualify as "incentive stock options" within the meaning of Section 422 of the Code or stock options that do not qualify as incentive stock options and/or stock appreciation rights for use in connection with options to each current and former officer and employee whom it has designated as a participant for such year. Upon the approval by the Board of Directors of the Corporation of the individual awards and/or grants, if any, made to executive officers and of the total of all awards and grants made to all other persons, the determination of the Committee as to each such award and grant shall become final.


Section 6 - Shares Reserved Under the Plan

     There is hereby reserved for award and/or grant under the Plan an aggregate number of whole shares of company stock equal as nearly as possible to, but not more than, 5% of the aggregate shares of company stock outstanding on the first day of January of each year, less the number of shares and share units awarded or subject to options granted under the Plan during the immediately preceding four-calendar-year period that have not been forfeited. Of such aggregate number, no more than 1,000,000 shares of company stock shall be available for the grant of incentive stock options under the Plan. Shares of company stock may be authorized but unissued shares, treasury shares, shares acquired in the open market, or any combination of the foregoing, and if acquired in the open market, shall be acquired by an agent independent of the participating affiliates. Any shares of company stock (including performance shares), share units, or options that are forfeited pursuant to Sections 8(f) or (g), 9(d) or (e), or 10(h) of the Plan and, to the extent permissible for purposes of allowing the Plan to continue to be considered as described under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any shares of company stock that are used for full or partial payment of the purchase price of shares with respect to which an option is exercised pursuant to Section 10 of the Plan may thereafter again be awarded or made subject to grant under the Plan. In the event of any change in the outstanding shares of the common capital stock of the Corporation by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change, the Committee may make appropriate adjustments in the aggregate number of shares of company stock (including performance shares) and share units already awarded or made subject to options granted or reserved for award or grant under the Plan, in the prices of options granted, or provide for the substitution of other securities of the class exchanged for common capital stock of the Corporation in any merger or consolidation.


Section 7 - Shares Awarded and Options Granted Under the Plan

     (a) Shares of company stock (including performance shares), share units, options and/or rights awarded or granted to a participant may not be sold, transferred, alienated or assigned (other than by will or the laws of descent and distribution) during the award period, performance period and/or exercise period established with respect to such shares, but nothing contained in this sentence shall preclude the sale or other transfer of shares of company stock obtained by the proper exercise of any option. During the lifetime of an optionee, the option or right shall be exercisable only by the optionee personally or by the optionee's legal representative.

     (b) Subject to the vesting provisions of Sections 8(e) and 9(c), shares of company stock awarded to a participant will become freely transferable by the participant only at the end of the award period or performance period established with respect to such shares.

     (c) The vesting of awards of shares of company stock (including performance shares) and/or share units in, and the exercise of options and/or rights by, a participant under this Plan shall be subject to satisfaction of the conditions precedent that the participant refrain from engaging in any activity that, in the opinion of the Committee, is competitive with any activity of the Corporation or any of the participating affiliates (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity that is competitive with any activity of the Corporation or any of the participating affiliates) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and that the participant furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Any shares of company stock awarded or issued under the Plan may be made subject to such other conditions or restrictions as the Committee deems advisable, including without limitation, provisions to comply with federal and state securities laws.

     (d) Whenever shares of company stock are awarded to a participant, such shares shall be outstanding, and stock certificates may be issued in the name of the participant or a book entry may be made by the Corporation's stock transfer agent for the account of the participant, which certificates and/or account shall bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan. Any certificates actually issued for shares of company stock awarded under the Plan shall be deposited for the benefit of the participant with NBD Bank, N.A., as custodian until such time as the shares are vested and transferable.

     (e) A participant who is awarded shares of company stock under Section 8 or Section 9 of the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

     (f) Shares of company stock awarded to a participant under Section 8 or
Section 9 of the Plan, whether or not vested or transferable, shall have full dividend rights with respect to dividends declared after the award, with such dividends being paid directly to the participant. If all or part of a dividend is paid in the form of shares of common capital stock of the Corporation, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of company stock that are the basis for the dividend. Like requirements, provisions and restrictions shall be applicable to shares or securities issued as a result of a merger, consolidation or similar event. A participant to whom share units have been awarded may be given by the Committee the right to receive during the performance or award period as additional compensation cash in an amount equal to the product of (i) the per share dividend on company stock that is declared after the award of share units and (ii) the number of share units awarded to such participant, and in such case such sums shall be payable directly to the participant at the same time as dividends on company stock are paid.


Section 8 - Performance Awards and Periods

     (a) Participants eligible to receive awards of performance shares and/or share units under the Plan shall be selected by the Committee from among the more senior officers of the Corporation and its participating affiliates. For officers who are "covered employees" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations, the Committee shall administer awards under this Section 8 of the Plan in accordance with the provisions of Appendix A.

     (b) Effective January 1, 1988, and each year thereafter, the Committee shall establish a performance period of no less than one (1) year and no more than five (5) years in duration for the award of performance shares, which period shall begin on the first day of January of the first year of the period and shall end on the last day of December of the final year of such period. At the beginning of a performance period, the Committee shall make such award or awards of performance shares or share units to each selected participant as it determines. During a performance period the Committee may increase awards of performance shares or share units to such selected participants whose increased corporate responsibilities warrant, in the judgment of the Committee, such increase and may make awards of performance shares or share units to such newly selected participants whose corporate responsibilities warrant, in the judgment of the Committee, such award.

     (c) As of the beginning of each performance period, the Committee shall establish one or more business performance goals for that period, and the weight to be given to each such goal. In setting performance goals, the Committee may take into account performance in comparison with such peer financial institutions as may be selected by the Committee for that purpose. The Committee may, from time to time thereafter, make appropriate adjustments in performance goals to reflect major unforeseen transactions, events or circumstances that alter or affect such goals.

     (d) As soon as practicable after the end of each performance period, the Committee shall determine the extent to which the performance goals for that period were attained and shall make the distributions, if any, prescribed in
Section 8(h).

     (e) If a participant has received an award pursuant to the provisions of
Section 8(b) of the Plan and is employed by the participating affiliates at the end of a performance period and the Committee determines that the performance goals for such performance period were fully met, the participant shall be fully vested at the end of the performance period in the number of performance shares or share units awarded to the participant for that performance period. In the event that the Committee determines that the performance goals for such performance period were only partially met or were unmet, then the Committee will determine what portion of the performance share or share unit award, if any, will be distributable for such performance period, and the balance of the participant's performance share or share unit award, if any, shall be forfeited to the Corporation as of the last day of the performance period. In the event that the Committee determines that the satisfaction of the performance goals for such performance period so warrant, the Committee may for that performance period make additional awards of performance shares or share units to such selected participants as the Committee determines, which additional performance shares and/or share units shall be fully vested and non-forfeitable.

     (f) Unless the Committee provides otherwise, in the event that before the end of a performance period a participant dies, becomes totally and permanently disabled, or retires at normal retirement age, or with the consent of the participating affiliate with which he or she is employed retires at early retirement age under a retirement plan maintained by a participating affiliate, the participant, or the participant's beneficiary or estate in the event of the participant's death, will be vested as of the day on which such death, disability or retirement occurs in the number of performance shares or share units the participant would have received had the participant's employment with the participating affiliate continued to the end of the performance period, but proportionately reduced to reflect the shorter period of employment. The balance of performance shares or share units awarded to the participant for such performance period shall be forfeited to the Corporation as of the last day of the performance period. In the event of the death of the participant before the end of a performance period, the Committee may elect to advance the distribution date.

     (g) Unless the Committee provides otherwise, if a participant should terminate employment with the participating affiliates before the end of a performance period for a reason other than death, total and permanent disability, or retirement, all performance shares or share units awarded to the participant for which the applicable performance period has not ended shall automatically be forfeited to the Corporation as of the date of termination of employment.

     (h) Except as otherwise provided for in Section 8(f), distribution of vested performance shares shall be made as soon as practicable after the last day of the applicable performance period in the form of full shares of company stock, with fractional shares, if any, being distributed in cash, and distribution of vested share units shall be made on the same date to the participant entitled thereto in cash, or in shares of company stock if the Committee shall so determine.


Section 9 - Restricted Awards and Periods

     (a) Participants eligible to receive awards of company stock or share units under this Section 9 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and shall exclude, except by special Committee action, any of the more senior officers selected for participation in the Plan under Section 8.

     (b) Each year, the Committee shall establish one (1) or more award periods for the shares of company stock to be awarded to those participants selected by the Committee for such awards under this Section 9 during that year. At the beginning of an award period, the Committee shall make such award or awards of shares of company stock and/or share units to each selected participant as it determines. Each award period must extend for at least twelve (12) months after the date of the award.

     (c) If a participant has received an award pursuant to the provisions of
Section 9(b) of the Plan and is employed by a participating affiliate at the end of the award period, the participant shall be fully vested, at the end of the award period, in the shares of company stock or share units awarded to the participant for that award period.

     (d) Unless the Committee provides otherwise, in the event that before the end of an award period a participant dies, becomes totally and permanently disabled, or retires at normal retirement age, or with the consent of the participating affiliate with which he or she is employed retires at early retirement age under a retirement plan maintained by a participating affiliate, the participant, or the participant's beneficiary or estate in the event of the participant's death, will be vested, as of the day on which such death, disability or retirement occurs, in the number of shares of company stock or share units the participant would have received had the participant's employment with the participating affiliate continued to the end of the award period, but proportionately reduced to reflect the shorter period of employment. The balance of the shares of company stock or share units awarded to the participant shall be forfeited to the Corporation as of the last day of the award period. The Committee may provide in such cases for accelerated distribution of awards made pursuant to the provisions of this Section 9.

     (e) Unless the Committee provides otherwise, if a participant should terminate employment with a participating affiliate before the end of an award period for a reason other than death, total and permanent disability, or retirement, all shares of company stock or share units awarded to the participant for which the applicable award period has not ended shall automatically be forfeited to the Corporation as of the date of his or her termination of employment.

     (f) Except as otherwise provided for in Section 9(d), distribution of vested awards of company stock shall be made as soon as practicable after the last day of the applicable award period in the form of full shares of company stock, with fractional shares, if any, being awarded in cash, and distribution of vested share units shall be made on the same date to the participant entitled thereto in cash, or in shares of company stock if the Committee shall so determine.


Section 10 - Grants of Options and Rights

     (a) Participants eligible to receive grants of options and/or rights under this Section 10 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and from former officers and employees who have a consulting arrangement with the Corporation, and may include officers selected for participation under Section 8 or officers and employees selected for participation under Section 9 of the Plan. The Committee may grant more than one option or right to any eligible current or former officer or employe; but no more than five-tenths of one percent (0.5%) of the average of the aggregate shares of company stock outstanding on the first day of January of each of the preceding five years shall be granted subject to option and/or right during each rolling five-year period to any individual current or former officer or employee.

     (b) The Committee shall determine the eligible participants to whom, and the time or times at which, options and rights will be granted, the number of shares to be subject to each option, the duration of each option or right, the time or times within which the option or right may be exercised, the cancellation of the option or right (with the consent of the holder thereof) and the other conditions of the grant of the option or right. The provisions and conditions of the grants of options and rights need not be the same with respect to each optionee or with respect to each option or each right.

     (c) Except as otherwise specifically provided herein, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (i) Option Price. At the time the Committee approves the grant, the Committee shall determine the option price that shall be not less than one hundred percent (100%) of the market value of the company stock on the date of Committee approval of the grant.

     (ii) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be in cash or, with the prior approval of and upon the conditions established by the Committee, by delivery of shares of company stock owned by the optionee; provided, however, that company stock acquired by the optionee through the exercise of an incentive stock option may not be used for payment prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code. If payment is made by the delivery of shares of company stock, the value of the shares on the day they are delivered shall be the market value on such day.

     (iii) Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the maximum duration of an incentive stock option exceed ten (10) years from the date of its grant.

     (iv) Restoration Options. The Committee may provide that an option include the right to receive a restoration option. An option that provides for the grant of a restoration option shall entitle the participant, upon exercise of the option prior to retirement of the participant and payment of the option price in shares of company stock that have been owned by the participant for not less than six months prior to the date of exercise, to receive a restoration option. In addition to any other terms and conditions the Committee deems appropriate, the restoration option shall be subject to the following terms: the number of shares shall not exceed the number of whole shares delivered in payment of the original option, the date of grant will be the date of the exercise of the original option, the exercise price shall not be less than 100% of the market value of the company stock on the date of the grant of the restoration option, the option may not be exercised for at least six months after grant, the option term will not extend beyond the term of the original option, and the restoration option shall be a non-qualified option.

     (v) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted. Options shall be exercisable in full or in such cumulative installments as shall be determined by the Committee on the grant of the option. If an option shall be exercisable in installments, the Committee may, in its discretion, provide for other events in which all installments shall become immediately exercisable if any installment be presently exercisable.

     (vi) Incentive Stock Options. The Committee, with respect to each grant of an option to an optionee, shall determine whether such option shall be an incentive stock option, and, upon determining that an option shall be an incentive stock option, shall designate it as such in the written instrument evidencing such option. If the written instrument evidencing an option does not contain a designation that it is an incentive stock option, it shall contain a designation that it is a non-qualified option.

     The Committee may not grant a participant incentive stock options in the aggregate that are first exercisable during any one calendar year with respect to company stock the aggregate market value of which exceeds $100,000, taking into account all stock option plans of the Corporation and any parent or subsidiary entities.

     (d) The Committee may grant a right to an optionee of any option granted under the Plan with respect to some or all of the company stock covered by such option. A right may be granted either at the time of grant of the option or at any time thereafter during its term. Each right shall be exercisable only if and to the extent that the related option is then exercisable; provided, no right may be exercised until a date at least six (6) months subsequent to the date of grant of the right. Upon the exercise of a right, the related option will cease to be exercisable to the extent of the company stock with respect to which such right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further awards and/or options pursuant to the Plan. Upon the exercise or termination of an option, the right with respect to such option shall terminate to the extent of the shares of company stock with respect to which the option was exercised or terminated.

     (e) For purposes of this Section 10, the word "increment" means with respect to the exercise of any right associated with an option an amount equal to the product computed by multiplying (i) the excess of (A) the market value on the date such right is exercised over (B) the market value on the date the related option was granted by (ii) the number of shares of company stock with respect to which such right is being exercised.

     (f) Subject to the approval of the Committee, an optionee upon the exercise of a right may elect to receive either: (i) a number of shares of company stock equal to the quotient computed by dividing the increment by the market value on the date of exercise of the right, provided, however, that cash will be paid in lieu of any fractional share and that the total number of shares of company stock will not exceed the total number of shares subject to the related option, or (ii) an amount in cash equal to the increment, or (iii) a combination of cash in the amount specified by the optionee, and the number of shares of company stock calculated as provided in clause (i) of this Paragraph (f), after reducing the increment that was utilized by such cash amount, plus cash in lieu of any fractional share.

     (g) Notwithstanding the provisions of Paragraph (f) of this Section 10, the Committee may require that a cash payment election may be made only in the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of earnings of the Corporation and ending on the twelfth business day following such date. Such restriction will be imposed on an optionee if it is required under the Securities Exchange Act of 1934.

     (h) In the event that the employment of an optionee to whom an incentive stock option has been granted under the Plan shall be terminated (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall, to the extent not theretofore exercised, forthwith terminate. If an optionee to whom an incentive stock option has been granted under the Plan shall become disabled while employed and such disability results in the termination of employment, such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of the expiration of twelve (12) months from the date of such termination of employment or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the death or disability of the optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time period set forth above as to all shares of company stock remaining subject to the option. For the purposes of this Section 10, the term "option" shall include any right related to the option and the term "disabled" shall have the meaning contained within Section 22(e)(3) of the Code.

     (i) In the event that the employment of an optionee to whom an option other than an incentive stock option has been granted under the Plan shall be terminated (except as set forth below), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of such date after termination as provided by the Committee on the grant of the option or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall to the extent not theretofore exercised, forthwith terminate. If an optionee to whom an option other than an incentive stock option has been granted under the Plan shall become disabled while employed or within six (6) months after the termination of such employment (other than termination for cause or voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of such date following termination of employment as provided by the Committee on the grant of the option or the original expiration date of the option. If an optionee to whom an option other than an incentive stock option has been granted under the Plan shall die while employed or within six (6) months after the termination of such employment (other than termination for cause or voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the executor, administrator or personal representative of the optionee's estate or a transferee of the option under Section 7(a) or a beneficiary designated under Section 11(b), as the case may be, and the right to exercise the option shall terminate upon the earlier of such date following termination of employment as provided by the Committee on the grant of the option or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the disability or death of the optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time periods set forth above as to all shares of company stock remaining subject to the option.

     (j) An optionee or a transferee of an option pursuant to Section 7(a) shall have no rights as a shareholder with respect to any company stock the subject of either an unexercised or exercised option or right until the optionee or transferee shall have become the holder of record of such stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect of such stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the company stock acquired pursuant to the option or right.


Section 11 - General

     (a) If, in connection with the payment of any award hereunder in shares of company stock or the exercise of any option or right hereunder, it is necessary or desirable, to comply with any law or regulation of any governmental authority relating to the issuance or sale of securities, that the participant receiving such shares shall agree that the participant will take the shares for investment and not with any present intention to resell the same and that the participant will dispose of such shares only in compliance with such laws and regulations, the participant shall, upon the request of the Committee, execute and deliver to the Committee an agreement to such effect satisfactory to the Committee.

     (b) If a participant dies prior to the receipt in full of any award under the Plan to which the participant is entitled and/or prior to the exercise in full of any option or right granted to the participant, the award or grant shall be distributed to the participant's designated beneficiary or, in the absence of a beneficiary designation, to the participant's estate. The designation of a beneficiary shall be made in writing on a form prescribed by and filed with the Secretary of the Committee.

      (c) Neither the establishment of the Plan nor any provisions of the Plan or modification thereof shall be held or construed as giving any participant in the Plan the right to be retained in the service of any participating affiliate and each participating affiliate expressly reserves its right to discharge any such participant whenever the interests of such participating affiliate may so require.

     (d) A forfeiture of shares of company stock (including performance shares) pursuant to Sections 8(e), (f) or (g) or 9(d) or (e) of the Plan shall effect a complete forfeiture of voting rights, dividend rights and all other rights relating to the award or grant as of the date of forfeiture.

     (e) Each distribution of company stock under this Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of company stock or allow a participant to tender back to the Corporation shares of company stock received in such distribution.

     (f) Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) each participant shall be fully vested in the number of shares of company stock (including performance shares) or share units awarded to such participant for all award periods and/or performance periods that, upon such event, have not yet ended, and all options and rights then outstanding shall become immediately exercisable. Distribution of all shares of company stock, and all cash with respect to which rights have become vested, or due because of the exercise of options or rights, shall be made as soon as practicable within sixty (60) days after the date of the Change in Control, as if, in the case of awards under Section 8 and Section 9, the applicable award period or periods and/or performance period or periods had ended on such date. In addition, the Corporation shall reimburse a participant for legal fees and expenses incurred by such participant in successfully seeking to obtain or enforce any right to distribution under this Section 11(f) and in the event that it shall be determined that such participant is entitled to a cash distribution hereunder, such participant shall also be entitled to interest thereon payable to such participant in an amount equivalent to the prime rate of interest of NBD Bank, N.A., from time to time during the period from the date such distribution should have been made to the date it is made.

     For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than thirty percent (30%) of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Corporation's Board of Directors; or (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the adoption of this Plan) Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of subsection (ii) of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four (24) month period were members of the Corporation's Board and "New Directors" shall mean any director of the Corporation whose election by the Corporation's Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least two- thirds of the Corporation's Directors then still in office who were Present Directors or New Directors. Notwithstanding any other provisions of the Plan, the provisions of this Section 11(f) may not be amended after the date a Change in Control occurs without the written consent of a majority in number of participants.


Section 12 - Amendment, Suspension and Termination

     The Board of Directors of the Corporation reserves the right at any time to amend, suspend, or terminate the Plan; provided, however, no such amendment, suspension or termination shall adversely affect any award or grant then in effect unless the prior approval of the participant so affected is obtained.
No amendment of the Plan shall, without approval of the shareholders of the Corporation, (a) increase the aggregate number of shares of company stock (including performance shares) that are reserved for award and/or grant under the Plan (except as provided in Section 6), (b) change the group of eligible employees under the Plan, (c) change the manner of determining the option price or the amount payable upon exercise of a right, or (d) increase the maximum duration of an option.

Section 13 - Governing Law

     The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

                               NBD BANCORP, INC.

                           PERFORMANCE INCENTIVE PLAN


                                   Appendix A

     The following provisions have been disclosed to and submitted for approval to the stockholders of the Corporation at the Annual Meeting to be held on May 15, 1995:

     The performance-based long-term incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) provides for annual grants of performance shares, starting in 1995, that will be earned out 0-100% at the end of a four-year performance period based on NBD's average return on equity ("ROE") in comparison to average ROE during the period at peer financial institutions selected by the Committee (the "performance measure").

     TARGET AND MAXIMUM AWARDS. Each participating officer is assigned a target award at the start of each performance period stated as a percent of salary. Under the criteria, the Committee is able to grant a maximum target award of 100% of the salary stated in the Corporation's Proxy Statement for the first year of the performance period, not to exceed $1.5 million. The target award is multiplied by the participant's salary and divided by the fair market value of a share of the Corporation's Common Stock at the start of each performance period to determine a target number of performance shares. If average ROE during the performance period is at or above the goal, the target number of performance shares will be earned. The target number of shares is also the maximum number of shares (the "maximum award"). If ROE performance is below the goal, individual awards will be less than the target, down to an ROE threshold below which all performance shares will be forfeited.

     DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Shareholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in the Corporation's audited financial statements for the year, before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Committee retains the right in its discretion to reduce Net Income for purposes of the performance-based long-term incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Shareholders' Equity" is the Corporation's average total shareholders' equity on its consolidated balance sheet for the preceding year.

     TERM OF CRITERIA. The term of the performance-based long-term incentive criteria is five years, 1995 through 1999, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable is subject to stockholder approval.